Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-4, Amendment No. 2, of Graphjet Technology Sdn Bhd, of our report dated November 1, 2022 on our audit of the financial statements of Graphjet Technology Sdn Bhd as of September 30, 2022 and 2021, and the related statements of operations, comprehensive loss, changes in stockholders’ deficit and accumulated other comprehensive income, and cash flows for the years then ended, and the reference to us under the caption “Experts.”

Ocean, New Jersey

February 14, 2023